UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2013

SOLERA HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33461	26-1103816
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Village Circle, Suite 100

Westlake, TX 76262

(Address of principal executive offices, including Zip Code)

(817) 961-2100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

Voting Results

The Solera Holdings, Inc. (the “Company”) 2013 Annual Meeting of Stockholders was held on November 8, 2013. Set forth below are the matters the stockholders voted on and the final voting results.

1. Election of Directors:

Nominee	Votes For	Withheld	Broker Non-Votes
Tony Aquila	64,194,915	1,520,422	900,322
Thomas A. Dattilo	63,396,153	2,319,184	900,322
Arthur F. Kinsgbury	65,331,914	383,423	900,322
Dr. Kurt J. Lauk	65,594,841	120,496	900,322
Kenneth A. Viellieu	63,070,657	2,644,680	900,322
Thomas C. Wajnert	63,630,829	2,084,508	900,322
Stuart J. Yarbrough	65,498,086	217,251	900,322

2. Ratification of the appointment of Deloitte & Touche LLP as independent registered public accounting firm for the fiscal year ending June 30, 2014:

Votes For	Votes Against	Abstentions	Broker Non-Votes
66,410,446	205,213	—	—

3.	Approval, by nonbinding advisory vote, on the compensation of named executive officers:

Votes For	Votes Against	Abstentions	Broker Non-Votes
33,841,268	31,862,588	11,481	900,322

4. Approval of amendments and performance criteria contained in Article 10 of the Company’s 2008 Omnibus Incentive Plan:

Votes For	Votes Against	Abstentions	Broker Non-Votes
63,827,956	1,883,366	4,015	900,322

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLERA HOLDINGS, INC.

Date: November 8, 2013	/s/ Jason M. Brady
Name: Jason M. Brady
Title: Senior Vice President, General Counsel and Secretary